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EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of

ERF Wireless, Inc.

We consent to the incorporation by reference of our report dated April 11, 2005, except for the matters described in Note 1 under the heading - "Basic Loss Per Share" (Restated), as to which the date is October 31, 2005, relating to the consolidated financial statement schedules, which appears in this Form 10-KSB/A.

We consent to all references to our firm in this Form 10-KSB/A.



/s/ Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates
Certified Public Accountants

Houston, Texas
November 1, 2005